CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Stockholders of
 Lillian Vernon Corporation:

We consent to the incorporation by reference in the registration statement of Lillian Vernon Corporation on Form S-8 (File Nos. 33-18849, 33-37694, 33-71250 and 33-71252) of our report dated April 19, 1996, on our audits of the consolidated financial statements of Lillian Vernon Corporation and Subsidiaries as of February 24, 1996 and February 25, 1995, and for each of the three fiscal years in the period ended February 24, 1996, which report is included in this Annual Report on Form 10-K.


                                        Coopers & Lybrand, L.L.P.

Stamford, Connecticut
April 19, 1996


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